Exhibit 23.1

CONSENT OF REGISTERED INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM

TO: U. S. Microbics, Inc.

We consent to the incorporation by reference in Registration Statement Nos. 333-133193, 333-136135, 333-128238 and 333-123918 of U.S. Microbics, Inc. on Form S-8 of our report dated January 5, 2007, appearing in this Annual Report on Form 10-KSB of U. S. Microbics, Inc. for the year ended September 30, 2006.

/s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
Russell Bedford Stefanou Mirchandani LLP

McLean, Virginia
January 16, 2007